State of Delaware
Secretary of State
Division of Corporations
Delivered 01:50 PM 09/29/2015
FILED 01:50 PM 09/29/2015
SR 20150306600 - File Number 5211378

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF FORMATION
OF
PALOMA PARTNERS III, LLC

The undersigned, desiring to amend the Certificate of Formation of Paloma Partners III, LLC (the "*Company*"), pursuant to the provisions of the Delaware Limited Liability Company Act, does hereby certify as follows:

1. The name of the Company is Paloma Partners III, LLC.

2. The Certificate of Formation of the Company was originally filed on September 12, 2012 and assigned file number 5211378.

3. Section 1 of the Certificate of Formation of the Company shall be amended as follows, to change the name of the Company:

"The name of the limited liability company is Gulfport Buckeye LLC."

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Formation of the Company on this 28th day of September, 2015.

By: [signature]
Name: AARON GAYDOSIK
Title: Authorized Person

013136.0000 WEST 207448224 v2